UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    April 16, 2002

                         CAPITAL AUTO RECEIVABLES, INC.
             =======================================================
             (Exact name of registrant as specified in its charter)


        Delaware                     33-75464                38-3082892
===============================     ===========            ==============
(State or other jurisdiction of     Commission             (I.R.S. Employer
incorporation or organization)      File Number             Identification No.)


Corporation Trust Center
1209 Orange Street, Wilmington, DE                                19801
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code             302-658-7581
                                                               ============

Items 1-4.        Not Applicable.

Item 5.           Other Events

                           On April 15, the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Capital Auto Receivables Asset Trust 2002-2 will issue the following: Class A-1 _____% Asset Backed Notes in the Aggregate Principal Amount of $386,161,000, Class A-2 _____% Asset Backed Notes in the Aggregate Principal Amount of $473,000,000, Class A-3 Asset Backed Notes in the Aggregate Principal Amount of $525,000,000, Class A-4 ____% Asset Backed Notes in the Aggregate Principal Amount of $344,000,000, and _____% Asset Backed Certificates with an aggregate initial Certificate Balance of $53,448,686.47. Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates are being offered for sale. Capital Auto Receivables, Inc. will initially retain Certificates with an initial Certificate balance of $534,686.47. The series term sheet is attached hereto as Exhibit 99.

Item 6.           Not applicable.

Item 7.           Exhibits.

Exhibit 99. The  following is filed as an Exhibit to this Report  under  Exhibit
99.

                           Series Term Sheet dated April 15, 2002, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes and the Asset Backed Certificates of Capital Auto Receivables Asset Trust 2002-2.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CAPITAL AUTO RECEIVABLES, INC.
                                    ========================================
                                              (Registrant)

                                    By:  s/ WILLIAM F. MUIR
                                    ========================================
Dated: April 16, 2002               William F. Muir, Chairman of the Board



                                    By:  s/ JOHN D. FINNEGAN
                                    ========================================
Dated: April 16, 2002               John D. Finnegan, President and Director